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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 16, 2003
                                                       --------------------



                             R. G. BARRY CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Ohio                         1-8769                         31-4362899
 ---------------              ----------------                  --------------
 (State or other              (Commission File                  (IRS Employer
 jurisdiction of                   Number)                   Identification No.)
 incorporation)

               13405 Yarmouth Road N.W., Pickerington, Ohio 43147
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (614) 864-6400
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                         -------------------------------
                         (Former name or former address,
                          if changed since last report)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         As previously reported, on October 19, 2001, RGB Technology, Inc. (previously known as Vesture Corporation), a subsidiary of R.G. Barry Corporation (the "Company"), received a charge that its MICROCORE pizza delivery system infringed on United States Patents owned by Thermal Solutions, Inc. and licensed to CookTek, Inc. (the "Patents"). On November 2, 2001, RGB Technology, Inc. ("RGB Vesture") filed an action in the United States District Court for the Middle District of North Carolina (Civil Action No. 1: 01CV01006, the "North Carolina Litigation"), seeking a declaratory judgment that the Patents are not infringed by the Vesture MICROCORE pizza delivery system. Thermal Solutions and CookTek counterclaimed for infringement of the Patents. In response, RGB Vesture asserted claims that the Patents were invalid. All of the parties to the North Carolina Litigation filed motions for summary judgment or dismissal.

         On September 16, 2003, the United States District Court for the Middle District of North Carolina (the "Court") entered an Order and Judgment in the North Carolina Litigation granting the motion for summary judgment of Thermal Solutions and CookTek finding, inter alia, that RGB Vesture's pizza delivery system infringed on two of the Patents. In addition, the Court dismissed RGB Vesture's claims that Thermal Solutions and CookTek had tortiously interfered with its prospective business relations and committed unfair and deceptive trade practices under North Carolina law.

         RGB Vesture is currently evaluating its options in view of the Court's September 16 decision. The issues remaining for trial before the Court are RGB Vesture's claim that the Patents are not valid, and what damages could be awarded to Thermal Solutions and CookTek if any valid patent claims are infringed. As soon as appropriate, RGB Vesture intends to appeal the Court's September 16 decision. Such appeal will be made to the Federal Circuit Court of Appeals, which has exclusive jurisdiction over patent decisions made by federal district courts. The Company cannot predict the ultimate outcome of the North Carolina litigation or the amount of damages that could be awarded against RGB Vesture if it is unsuccessful in the litigation. However, the Company does not believe that the ultimate resolution of the North Carolina Litigation will result in a material adverse impact to the financial condition or operations of the Company.

         RGB Vesture sold substantially all of its assets on June 18, 2003 to a newly-organized entity, now called "Vesture Corporation," which was organized by the Chief Executive Officer of RGB Vesture ("New Vesture"). The MICROCORE pizza delivery system was included in the assets sold by RGB Vesture to New Vesture. The claims against RGB Vesture in the North Carolina Litigation relate to pizza delivery systems distributed by RGB Vesture prior to the sale of its assets to New Vesture. In connection with the sale by RGB Vesture of its assets to New Vesture, New Vesture agreed to pay to RGB Vesture through 2006 annual payments based on a percentage of New Vesture's annual sales in excess of specific thresholds. If there is a final determination in the North Carolina Litigation that the MICROCORE pizza system infringes on the Patents, it would likely reduce significantly or even eliminate these future payments by New Vesture to RGB Vesture.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) and (b)       Not applicable.

         (c)      Exhibits.

                  None.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                R.G. BARRY CORPORATION


Dated:  September 25, 2003                      By:  /s/ Gordon Zacks
                                                    -------------------------
                                                     Gordon Zacks
                                                     Chairman, President and
                                                     Chief Executive Officer



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